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                                                                   Exhibit 10.48


                              REVOLVING CREDIT NOTE

         IN CONSIDERATION OF the undertaking of BANK OF AMERICA, N.A. (the "Bank") to make advances to TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Borrower"), pursuant to the Loan Agreement, the Borrower hereby unconditionally promises to pay to the order of the Bank, at its offices at 414 Union Street, Nashville, Tennessee 37239, on the Maturity Date, as the same may be extended, the principal sum of Twenty Million and 00/100 Dollars ($20,000,000.00) or less if the aggregate unpaid principal amount of all advances made by the Bank to the Borrower, pursuant to the Loan Agreement, together with interest thereon at the rate provided for in the Loan Agreement. The Borrower shall have the right at any time and from time to time to repay or prepay any part or all of the obligations evidenced hereby without premium or penalty, and without curtailing the Borrower's right to further advances during the term hereof, which further advances, together with all outstanding and unpaid advances, shall never exceed the face amount hereof.

         If the Borrower shall fail to pay when due all or any portion of the obligations due under the terms of this Note or pursuant to the Loan Agreement, such unpaid past due amount shall no longer bear interest in accordance with the terms of the preceding paragraph, but shall bear interest for each day from the day on which it was so due until paid in full at a rate per annum equal to the Default Rate.

         The interest rate accruing on the outstanding principal amount hereof shall be computed on the basis of a year of 360 days and the actual number of days elapsed and may be adjusted in accordance with the provisions of the Loan Agreement. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by applicable law, such rate shall automatically be reduced to the maximum rate permitted by such applicable law and any excess amount previously collected shall be automatically credited against the principal amount hereof effective as of the time paid.

         For purposes of this Note, Loan Agreement means that certain Loan Agreement dated as of August 10, 2000, by and among the Borrower and Bank, as amended from time to time. All capitalized terms not defined herein shall have those meanings set forth in the Loan Agreement. To the extent the provisions of this Note conflict with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

Principal shall be paid in full in a single payment on November 1, 2000. Interest thereon shall be paid monthly commencing on September 1, 2000 and continuing on the same day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.




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Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

Borrower, and any indorser or any other party to this Note, ("Obligor"), jointly and severally: (a) waive presentment, demand, protest, and any notice required to be given under the law in connection with the delivery, acceptance, performance, default or enforcement of this Note; (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any provisions of the Note or the Loan Documents, or Bank's release or discharge of any such party, or release, substitution or exchange of any security for the payment of this Note, or Bank's failure to act, or any indulgence shown by Bank and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect the obligations of any such party or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by an arbitrator or court as appropriate.

A Default under the Loan Agreement shall be a default under this Note.

Whenever there is a default under this Note (a) the entire balance outstanding under this Note and all other obligations of any Obligor to Bank shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the Default Rate. Imposition of the Default Rate shall not extend the time for any payment on this Note. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Whenever there is a default under this Note, Bank is authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (and against any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents,


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any and all obligations due under this Note. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

Bank's failure to exercise any option or any other right under this Note is not a waiver of that right or option, and will not bar Bank's exercise of any options or rights at a later date. All rights and remedies of Bank are cumulative and may be pursued singly, successively or together, at Bank's option. Bank's acceptance of any partial payment is not a waiver of any default or of any of Bank's rights under this Note. Any waiver of Bank's rights and any modification of this Note must be in writing and duly signed on behalf of Bank; any such waiver shall apply only to the specific instance involved, and will not impair the rights of Bank or the obligations of Obligors to Bank in any other respect or at any other time.

This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted under the law of the State of Tennessee. In any litigation involving this Note or any other Loan Document, each Obligor irrevocably consents to and confers personal jurisdiction on the courts of the State of Tennessee or the United States located within the State of Tennessee and expressly waives any objections as to venue in any such courts. Bank shall have the option, however, to bring any action or exercise any right within any other state or jurisdiction or to obtain personal jurisdiction by any other means available under applicable law.

The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision to any other persons or circumstances.

This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, but no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

Arbitration and Waiver of Jury Trial.

                  (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or
         (ii) any document related to this Agreement; (collectively a "Claim").

                  (b) At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

                  (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute



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         or any successor thereof ("J.A.M.S."), and the terms of this paragraph.
         In the event of any inconsistency, the terms of this paragraph shall control.

                  (d) The arbitration shall be administered by J.A.M.S. and conducted in Nashville, Tennessee. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

                  (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

                  (f) This paragraph does not limit the right of the Borrower or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

                  (g) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.


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NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:

TRACTOR SUPPLY COMPANY

By: /s/ Calvin B. Massmann
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Its: Senior Vice President
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